EXHIBIT 23.2

                       INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of El Paso Corporation on Form S-4 of our report dated February 8, 2000, appearing in the Annual Report on Form 10-K/A of The Coastal Corporation for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Registration Statement (No. 333-31060), which is incorporated by reference into this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Houston, Texas

February 15, 2001